Contact:

Keting Lin, IR Associate Alliance Fiber Optic Products, Inc. 408-736-6900 x188 Email: klin@afop.com	April 22, 2015

AFOP REPORTS IMPROVED FINANCIAL RESULTS IN Q1 2015
WITH GUIDANCE FOR CONSECUTIVE SEQUENTIAL INCREASES IN Q2 2015

Sunnyvale, CA – April 22, 2015 - Alliance Fiber Optic Products, Inc. (Nasdaq GM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the fiber optic communication market, today reported its financial results for the first quarter ended March 31, 2015.

Revenues for the first quarter of 2015 were $21,663,000, a 15% increase from revenues of $18,809,000 reported in the fourth quarter of 2014 and a 13% decrease from revenues of $24,882,000 reported in the first quarter of 2014.

Net income for the quarter ended March 31, 2015 $2,926,000, or $0.16 per share, compared to net income of $1,409,000, or $0.08 per share, for the fourth quarter of 2014, and net income of $5,015,000, or $0.27 per share, for the first quarter of 2014. Included in net income for the first quarter of 2015 and the fourth quarter of 2014 was income tax expense of approximately $1,800,000 and $2,768,000 respectively.

Non-GAAP net income for the quarter ended March 31, 2015 was $5,222,000, or $0.29 per share, compared to, non-GAAP net income of $4,655,000, or $0.25 per share, for the fourth quarter of 2014 and non-GAAP net income of $6,391,000, or $0.35 per share, for the first quarter of 2014.

Gross margin for the quarter ended March 31, 2015 increased to 41%, compared to 40% in the fourth quarter of 2014 and 40% in the year ago quarter. Operating margin for the quarter ended March 31, 2015 was 25%, compared to 23% in the fourth quarter of 2014 and 26% in the year ago quarter.

Non-GAAP gross margin for the quarter ended March 31, 2015 was 41%, compared to 40% in the fourth quarter of 2014 and 41% in the year ago quarter. Non-GAAP operating margin for the quarter ended March 31, 2015 was 27%, compared to 26% in the fourth quarter of 2014 and 29% in the year ago quarter.

Peter Chang, President and Chief Executive Officer, commented, “Thanks to the support of our customers and the effort by our Asia operations, we were able to deliver quarterly revenue within our previous guidance, during a normally slower season which includes the Chinese New Year holiday. With our focus on operational excellence, we further improved our quarterly financial performance with record gross margin and continued quarterly profits.”

“More importantly, customer demand remains strong, as bandwidth demands continue to increase, driving the next growth cycle in the fiber optics industry. With the progress we have made serving our customers and extending our product technology in recent quarters, we are encouraged by the prospect of business growth in the coming years. Based on input from our customers and current orders, we expect revenues in the coming quarter to be in the range of $22.5 million to $24.5 million. With this strong beginning, we are encouraged by the prospect of delivering both record revenues and record profits for the year of 2015” concluded Mr. Chang.

Conference Call

Management will host a conference call at 1:30 p.m. PT on April, 22, 2015 to discuss AFOP’s first quarter 2015 financial results as well as the outlook for the second quarter of 2015. Please call 877-675-3572 at least ten minutes prior to the call in order for the operator to connect you. The confirmation number for the call is 20387216. AFOP will also provide a live webcast of its first quarter 2015 conference call at AFOP’s website: www.afop.com. The webcast replay will be available on AFOP’s website 90 minutes after the live conference call.

About AFOP
Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, data center, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, splitters, thin film CWDM and DWDM components and modules, and optical attenuators. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to our expectations regarding future revenue and profit levels and the time periods thereof, our business prospects, demand for our products and sources of demand, and our expectations for growth in the fiber optic industry, are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, trends in demand for bandwidth, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, customer demand for our products, the timing of customer orders, loss of key customers or customer orders, our ability to ramp new products into volume production, the mix of products sold and product pricing, the costs associated with running our operations, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity and demand for bandwidth, the success of cost control initiatives, our ability to obtain and maintain operational efficiencies, financial stability in foreign markets, and other risks detailed from time to time in our SEC reports, including AFOP's Annual Report on Form 10-K for the year ended December 31, 2014. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,
	2015	2014
ASSETS
Current assets:
Cash and short-term investments	$52,544	$54,580
Accounts receivable, net	14,160	10,806
Inventories	10,266	9,305
Deferred tax asset	1,890	3,690
Other current assets	2,465	2,077
Total current assets	81,325	80,458

Long-term investments	10,681	10,635
Property and equipment, net	14,319	13,868
Other assets	221	212
Total assets	$106,546	$105,173

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,340	$9,236
Accrued expenses and other current liabilities	9,085	8,699
Total current liabilities	19,425	17,935

Long-term liabilities	900	978
Total liabilities	20,325	18,913

Stockholders' equity	86,221	86,260
Total liabilities and stockholders' equity	$106,546	$105,173

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2015	2014	2014
Revenues	$21,663	$18,809	$24,882

Cost of revenues	12,871	11,339	14,968
Gross profit	8,792	7,470	9,914

Operating expenses:
Research and development	1,143	1,096	1,108
Selling, marketing and administrative	2,231	1,954	2,336
Total operating expenses	3,374	3,050	3,444

Income from operations	5,418	4,420	6,470
Interest and other income, net	196	209	147
Income before benefit (provision) for income taxes	$5,614	$4,629	$6,617

Benefit (provision) for income taxes	(2,688)	(3,220)	(1,602)
Net income	$2,926	$1,409	$5,015

Net income per share
Basic	$0.16	$0.08	$0.27
Diluted	$0.16	$0.08	$0.26

Weighted average shares outstanding
Basic	17,872	18,366	18,422
Diluted	18,295	18,727	19,070

Included in costs and expenses above:
Stock-based compensation expense
Cost of revenue	$121	$113	$176
Research and development	46	44	83
Selling, marketing and administrative	329	321	458
Total	$496	$478	$717

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Reconciliations from GAAP to Non-GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2015	2014	2014
Gross Profit Reconciliation
GAAP gross profit	$8,792	$7,470	$9,914
Stock-based compensation expense	121	113	176
Adjusted (non-GAAP) gross profit	$8,913	$7,583	$10,090
Adjusted (non-GAAP) gross margin	41.1%	40.3%	40.6%
Operating Expense Reconciliation
GAAP operating expenses	$3,374	$3,050	$3,444
Stock-based compensation expense	375	365	541
Adjusted (non-GAAP) operating expenses	$2,999	$2,685	$2,903
Income from Operations Reconciliation
GAAP income from operations	$5,418	$4,420	$6,470
Adjustments related to gross profit	121	113	176
Adjustments related to operating expense	375	365	541
Adjusted (non-GAAP) income from operations	$5,914	$4,898	$7,187
Adjusted (non-GAAP) operating margin	27.3%	26.0%	28.9%
Net Income Reconciliation
GAAP net income	$2,926	$1,409	$5,015
Adjustments related to gross profit	121	113	176
Adjustments related to operating expense	375	365	541
Income tax (benefit) provision adjustments	1,800	2,768	659
Adjusted (non-GAAP) net income	$5,222	$4,655	$6,391
Weighted average shares outstanding
Basic	17,872	18,366	18,422
Diluted	18,295	18,727	19,070
Net Income per Common Share - Basic:
GAAP as reported	$0.16	$0.08	$0.27
Non-GAAP as adjusted	$0.29	$0.25	$0.35
Net Income per Common Share - Diluted:
GAAP as reported	$0.16	$0.08	$0.26
Non-GAAP as adjusted	$0.29	$0.25	$0.34
Non-GAAP EBITDA
Non-GAAP net income	$5,222	$4,655	$6,391
Depreciation expense	658	658	684
Interest income	(192)	(197)	(178)
Income tax expense	888	452	944
Non-GAAP EBITDA	$6,576	$5,568	$7,841

Use of Non-GAAP Financial Information

The company provides Non-GAAP gross margin, Non-GAAP net income, Non-GAAP basic and diluted net income per share and EBITDA as supplemental information. In computing these non-GAAP financial measures, the company excludes certain items included under GAAP, including stock-based compensation expense and income tax provision adjustments. In computing EBITDA, the company also excludes interest income, provision for (benefit from) income taxes and depreciation expense.

Management uses these Non-GAAP financial measures to evaluate the operating performance of the business and aid in period-to-period comparability. Management also uses the Non-GAAP financial measures for planning and forecasting and measuring results against its forecast. Using several measures to evaluate the business allows the company and investors to assess the company’s relative performance. The Non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate such financial results differently. The company’s Non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to the financial measures derived in accordance with GAAP. The company does not consider these Non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion of this press release.